Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Agreement made as of the 24 day of May 2011 ("Agreement"), by and between Pangea Investments GmbH, a company resident at 160a Curerrstrasse CH-8808 Pfaffikon /SZ Switzerland, ("Seller"), 1568934 Ontario Limited a Canadian corporation resident at 3845 Bathurst Street, Suite 202, Toronto, Ontario, Canada, M3H 3N2 ("Purchaser").

W I T N E S E T H:

WHEREAS, Seller is the record owner and holder of issued and outstanding shares of capital stock of Andain, Inc., a Nevada corporation ("Corporation"), which Corporation has issued and will issue capital stock shares in a fully diluted base as set in Exhibit A hereafter.

AND WHEREAS, Seller wishes to sell the Shares to the Purchaser at the Purchase Price as set forth herein, pursuant to Andain's Reg-S share issuance in 2004.

AND WHEREAS Purchaser wishes to purchase the Shares at the Purchase Price as set forth herein, pursuant to Andain's Reg-S share issuance in 2004.

AND WHEREAS, Purchaser desires to purchase the Shares from Seller and Seller desires to sell such Shares upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the Corporation's Shares, it is hereby agreed, as follows:

1.           Transfer of Shares.  Transfer of Shares. Seller hereby transfers and delivers 443,333 of its issued and outstanding shares in Corporation to Purchaser in consideration of Four Hundred and Forty-Three (US $443.00) U.S. dollars (the "Purchase Price") by wire transfer to an account to be specified by Seller.  Upon the signing of this Agreement by both parties hereto, Purchaser shall, within (3) business days, after receiving the written wire transfer instructions from the Seller, it will wire transfer the Purchase Price to Seller's designated account. Upon receipt of the consideration by Seller, Seller will immediately forward 443,333 shares of the Corporation to the Purchaser.

2.           Initial Trading Compensation. The Seller will transfer additional shares of its issued and outstanding shares in the Corporation to Purchaser as follows:

(i)          The Purchaser will allocate some of its shares representing its pro-rata holdings in the Company as of today's date, as part of the shares to be sold by the Company's shareholders ("Initial Shares") to be transferred to the Corporation's underwriter for initial trading as of the Company's Form 15c2-11 filing with FINRA.  All proceeds from the sale of these Initial Shares will be transferred to the Purchaser forthwith after the sale thereof

(ii)          In case the average selling price per share of the sold Initial Shares shall be lower than $0.75 (seventy five cents US) per share sold, the Seller will transfer an additional amount of shares to the Purchaser to compensate the Purchaser for the difference between the total sale proceeds and the amount of shares provided to the Corporation's underwriter multiplied by $0.75 per share. The average price per share will be-calculated as the total proceeds received by the Purchaser of the sold Initial Shares ("Proceeds) divided by the Initial Shares amount ("Average Share Price"). The additional amount of shares due to the Purchaser, will be calculated as the amount of Initial Sharers multiplied by $0.75, minus the Proceeds ("Due Amount") divided by the Averag Share Price.

3.            S-l Compensation. The Seller will transfer additional shares of its issued and outstanding shares in Corporation to Purchaser as follows:

(i)           The Purchaser will allocate some of its shares representing its pro-rata holdings in the Company as of three (3) days before the S-1 is filed as part of the shares to sold by the Company's shareholders ("S-l Shares") to be transferred to the Corporation underwriter for trading as of the Company's S-l registration statement filing with the SEC. All proceeds from the sale of these S-l shares by the Corporation's underwriter will be transferred to the Purchaser forthwith after the sale thereof.

(ii)           In case the average selling price per share of the sold S-l Shares, as well as the total amount received by the Purchaser as a result of the sale of its S-l Shares will be lower than the price per share set by the underwriters and/or market makers conducting the public offering ("Offering Price"), the Seller will transfer an additional amount of shares to the Purchaser to compensate the Purchaser for the difference between the total amount received by the Purchaser as a result of the sale of its S-l Shares and the amount that the Purchaser would have received had the S-l shares sold for the amount per share that it originally proposed selling the S-l shares for multiplied by the amount of S-l shares sold by the Purchaser. The average price per share will be calculated as the total proceeds received by the Purchaser of the sold S-l Shares ("S-l Proceeds") divided by the number of S-l Shares sold ("S-l Average Share Price").  The additional amount of shares due to the Purchaser by the Seller, will be calculated as the amount of the S-l Shares multiplied by Offering Price, minus the Due Amount divided by the S-1 Average Share Price.

4.            Late Filing Compensation. The Seller will compensate the Purchaser and transfer additional 500,000 shares at no cost to the Purchaser in case the Corporation shall not file the 15c2-11 by March 31, 2011, and/or not file the S-l within 90 days after filing the 15c2-11.

5.            Representations and Warranties of Seller. Seller, as the. shareholder of Corporation, hereby represents and warrants to Purchaser that:

(i)           the Seller has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This
Agreement has been duly executed and delivered by Seller and constitutes a valid and binding instrument, enforceable in accordance with its terms;

(ii)          the execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Seller is a party or by which Seller is bound;

(iii)         Seller is the legal and beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances; and

6.            Representations and Warranties' of Purchaser.  Purchaser hereby represents and warrants to the Seller that:

(i)           Purchaser has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding instrument, enforceable in accordance with its terms;

(ii)          The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Purchaser is a party or by which Purchaser is bound;

(iii)         At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising;

(iv)         Purchaser is purchasing the Shares solely for his own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law; and,

7.            Notices.  Notice shall be given by either facsimile, certified mail, return receipt requested with, the date of notice being deemed the date of postmarking. either by e mail or by fax Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein:

Seller:                    Ralph W. Marthaler
Pangea Investments GmbH
Churrerstrasse 160a
CH-8808 Pfaffikon / SZ
Switzerland
Fax number: +41 (55) 415 62 50

Purchaser:             3845 Bathurst Street
Suite 202
Toronto, Ontario
M3H3N2
Canada
Fax number is 416-665-9810

8.           Governing Law. This Agreement shall be interpreted and governed in accordance with the laws of Nevada. The parties herein waive trial by jury. In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement for the non-prevailing party of reasonable attorney's fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

9.           Conditions to Closing.

(i)           Seller.

The Closing of this transaction is conditioned upon the fulfillment by the Seller of the satisfaction of the representations and warranties made herein being true and correct in all material respects as of the date of Closing.

(ii)           Purchaser.

(a) The Purchaser acknowledges all of the SEC REG-S requirements of such Shares as set in the Regulation-S Stock Purchase Agreement.

(b) Will sign or will cause the Regulation-S Stock Purchase Agreement with the Corporation at the Closing of this Agreement.

The Parties hereto further agree that the Purchaser shall be able to sell its shares with any other controlling shareholder (as defined by the SEC and other bodies having jurisdiction) at "'Y filing of tho Corporation authorizing such insider ;Jf(f Purchaser shal h; entitled to sell its Shares to the maximum amount allowed by the rules, which shall represent a pro rata amount of its shares that it owns at the time of the proposed insider sale(s) proportional to the total amount of shares owned or controlled by the other  insiders, at the time of such filings to sell shares.

10.           Severabilitv.   In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

11.           Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof This Agreement has been entered into after full investigation.

12.           Invaliditv.  If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or effect any other clause, Paragraph, section or part of this Agreement.

13.           Gender and Number; Section Headings. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14.           Amendments. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

15.           No Assignments. Neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

16.           Assignment. Neither party may assign this Agreement without the express written consent of the other party. Any agreed assignment by the Seller shall be effectuated by all the necessary corporate authorizations and governmental and/or regulatory filings.

17.           Closing Documents. Seller and Purchaser agree, at any time, to execute, and acknowledge where appropriate, and to deliver any and all documents/instruments, and take such further action, which may necessary to carry out the terms, conditions, purpose and intentions of this Agreement.  This paragraph shall survive the Closing. .

18.           Publicitv. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without.obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

SELLER By: /s/ Ralph W. Marthaler Ralph W. Marthaler Title: President Company: Pangea Investments GmbH PURCHASER By: /s/ Howard Fialkov Howard Fialkov Title: President Company: 1568934 Ontario Limited